Exhibit VI



                                             February 4, 2000



SBC Communications Inc.
175 East Houston Street
San Antonio, TX  78205

Telefonos de Mexico S.A. de C.V.
Parque Via 198, Oficina 701
Col Cuauhtemoc
Mexico City DF, 06599
Mexico

         Re:      Network Access Solutions Corporation

Dear Sirs:

         This letter will confirm our agreement on certain registration rights issues.

         Reference is made to the Stock Purchase Agreement (the "SBC Stock Purchase Agreement") dated as of February 4, 2000 between
SBC Communications Inc. ("SBC") and Network Access Solutions Corporation ("NAS") contemplating the issuance of Series B
Preferred Stock of NAS to SBC and a Stock Purchase Agreement (the "Telmex Stock Purchase Agreement") dated as of February 4, 2000 between Telefonos de Mexico S.A. de C.V. ("Telmex") and NAS contemplating the issuance of Series B Preferred Stock of NAS to Telmex. Capitalized terms in this letter not otherwise defined shall have the meanings in such Stock Purchase Agreements.

         Reference is made to the Investor Rights Agreement (the "Investor Rights Agreement") dated as of August 6, 1998 between NAS and the undersigned (other than SBC and Telmex), which grants to the undersigned registration rights as set forth therein. All signatories to the Investor Rights Agreement are included as signatories to this letter. The undersigned (other than SBC and Telmex) constitute all of the Prior Holders.

         Each of the undersigned hereby consents to each Holder under the SBC Stock Purchase Agreement (a "SBC Holder") and each Holder under the Telmex Stock Purchase Agreement (a "Telmex Holder") participating in any registration statement in which the Prior Holders may participate with respect to securities of NAS and to the extent not all shares to be offered by the SBC Holders and Telmex Holders and the Prior Holders may be sold under any such registration statement, agrees to reduce the number of shares the


SBC Communications Inc.
February 4, 2000
Page 2


Prior Holders, as a group, may sell under such registration statement on a pro rata basis with the SBC Holders as a group and the Telmex Holders as a group, with such pro rata reduction based on the number of shares of Common Stock, or the shares of Common Stock represented by Convertible Securities, that each group owns or Beneficially Owns at the time of the relevant Registration Request.

         SBC hereby consents to each Telmex Holder and Prior Holder participating in any registration statement in which SBC may participate with respect to securities of NAS and to the extent not all shares to be offered by the Prior Holders and SBC may be sold under any such registration statement, agrees to reduce the number of shares SBC may sell under such registration statement on a pro rata basis with the Prior Holders as a group and with the Telmex Holders as a group, with such pro rata reduction based on the number of shares of Common Stock, or the shares of Common Stock represented by Convertible Securities, that each group owns or Beneficially Owns at the time of the relevant Registration Request.

         Telmex hereby consents to each SBC Holder and Prior Holder participating in any registration statement in which Telmex may participate with respect to securities of NAS and to the extent not all shares to be offered by the Prior Holders and Telmex may be sold under any such registration statement, agrees to reduce the number of shares Telmex may sell under such registration statement on a pro rata basis with the Prior Holders as a group and with the SBC Holders as a group, with such pro rata reduction based on the number of shares of Common Stock, or the shares of Common Stock represented by Convertible Securities, that each group owns or Beneficially Owns at the time of the relevant Registration Request.

         The Investor Rights Agreement and the SBC Stock Purchase
Agreement and the Telmex Stock Purchase Agreement are superseded in all respects necessary to achieve the arrangements in this letter.

         The obligations of this letter shall be binding upon the successors and assigns of the parties (and any assignee or transferee of any of the shares that are the subject of this letter).

         If this letter reflects our understanding, please sign below.

                                         [Signature Pages Follow]


SBC Communications Inc.
February 4, 2000
Page 3


                                           Spectrum Equity Investors II, L.P.

                                           By:  /s/ Brion B. Applegate


                                           SEA 1998 II, L.P.

                                           By:  /s/ Brion B. Applegate


                                           FBR Technology Venture
                                           Partners L.P.

                                           By:  /s/ Gene Riechers


                                           W2 Venture Partners, LLC

                                           By:  /s/ Edward T. Wang



Agreed:

SBC Communications Inc.

By:   /s/ James S. Kahan

Telefonos de Mexico, S.A. de C.V.


By:  /s/ Adolfo Cerezo